EXHIBIT 99.1
                       PRESS RELEASE DATED APRIL 30, 2003



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Pocahontas Bancorp, Inc.
1700 East Highland Drive
Jonesboro, Arkansas  72403



FOR IMMEDIATE RELEASE

CONTACT:
Dwayne Powell
President and Chief Executive Officer
Pocahontas Bancorp, Inc.
TEL: (870) 802-5900

POCAHONTAS BANCORP, INC. COMPLETES MERGER WITH MARKED TREE BANCSHARES, INC. IN A TRANSACTION VALUED AT APPROXIMATELY $3.2 MILLION

        Jonesboro and Marked Tree, Arkansas. April 30, 2003. Pocahontas Bancorp, Inc. (Nasdaq NMS: PFSL) ("Pocahontas Bancorp"), the holding company for First Community Bank, has completed the merger with Marked Tree Bancshares, Inc. ("Marked Tree Bancshares"), the holding company for Marked Tree Bank, in a transaction valued at approximately $3.2 million. In the transaction, each outstanding share of Marked Tree Bancshares will be exchanged for 103.1004 shares of Pocahontas Bancorp. As part of the transaction, Marked Tree Bank was merged with and into First Community Bank.

         First Community Bank is headquartered in Jonesboro, Arkansas, and operates 21 full-service banking offices in Northeast Arkansas. At March 31, 2003, Pocahontas Bancorp had total assets of $683.5 million, total deposits of $588.3 million and stockholders' equity of $48.1 million.

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